      As Filed with the Securities and Exchange Commission on March 8, 2001
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           SONUS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                       95-4343413
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                22026 20th Avenue S.E., Bothell, Washington 98021
               (Address of Principal Executive Offices) (Zip Code)


                            2000 STOCK INCENTIVE PLAN

                      401(k) PROFIT SHARING PLAN AND TRUST
                           (Full titles of the plans)

                                 --------------

                        Michael A. Martino, President and
                             Chief Executive Officer
                           Sonus Pharmaceuticals, Inc.
                             22026 20th Avenue S.E.
                            Bothell, Washington 98021
                     (Name and address of agent for service)
                                 (425) 487-9500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
                            Christopher D. Ivey, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                                 (949) 725-4000

                                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                          Proposed Maximum
 Title of Securities    Amount To Be         Offering             Proposed Maximum        Amount of Registration
  To Be Registered    Registered(1)(2)    Price Per Share     Aggregate Offering Price            Fee
===============================================================================================================
    Common Stock,
   $0.001 par value    484,141 shares          $1.72(3)            $832,722.52(3)               $208.18
===============================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2000 Stock Incentive Plan (the "2000 Plan") (384,141 shares) and the 401(K) Profit Sharing Plan and Trust (the "401(k) Plan") (100,000 shares).

(2) Previously, 500,000 shares of Common Stock available for grant under the 2000 Plan were registered on a Registration Statement on Form S-8 on November 14, 2000 (Registration No. 333-49892).

(3) With respect to the 484,141 shares of Common Stock registered hereby which could be issued upon exercise of the options and rights to purchase which Registrant is authorized to issue under the 2000 Plan and the 401(k) Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for Common Stock on March 5, 2001, which was $1.72 per share.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

        The following documents are incorporated herein by reference:

        (a) The Registrant's Registration Statement on Form S-8 dated November 14, 2000 (Registration No. 333-49892).

        (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

        (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (b) above.

        (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by references shall be deemed to be modified or superseded to the extent that a statement is contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities
-----------------------------------

        Not Applicable

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

        Not Applicable

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

        (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of

                Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by General Corporation Law.

        (c) The Certificate of Incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claims
-------------------------------------------

        Not Applicable

Item 8.  Exhibits
-----------------

        The following exhibits are filed as part of this Registration Statement:

           Number             Description
           ------             -----------

            4.1               Sonus Pharmaceuticals, Inc. 2000 Stock Incentive
                              Plan (the "2000 Plan") (incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

            4.2               Form of Stock Option Agreement pertaining to the
                              2000 Plan (incorporated by reference to Exhibit
                              10.42 to the Company's Quarterly Report on Form
                              10-Q for the quarter ended June 30, 2000).

            4.3 Form of Restricted Stock Purchase Agreement pertaining to the 2000 Plan (incorporated by reference to Exhibit 4.6 to the Company's
                              Registration Statement on Form S-8 for November
                              14, 2000).

            5.1               Opinion of Stradling, Yocca, Carlson & Rauth, a
                              Professional Corporation, Counsel to the
                              Registrant.

            23.1              Consent of Stradling Yocca Carlson & Rauth, a
                              Professional Corporation (included in the Opinion filed as Exhibit 5.1).

            23.2              Consent of Ernst & Young LLP, Independent
                              Auditors.

            24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).

Item 9.  Undertakings
---------------------

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 8th day of March, 2001.


                               SONUS PHARMACEUTICALS, INC.


                               By:  /s/ Richard J. Klein
                                    --------------------------------------------
                                    Richard J. Klein
                                    Vice President of Finance and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Sonus Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Richard J. Klein, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael A. Martino                     President, Chief Executive Officer and Director    March 8, 2001
----------------------------------------   (Principal Executive Officer)
Michael A. Martino

/s/ Richard J. Klein                       Vice President of Finance and Chief Financial      March 8, 2001
----------------------------------------   Officer (Principal Financial and Accounting
Richard J. Klein                           Officer)

/s/ George W. Dunbar, Jr.                  Director, Co-Chairman of the Board of Directors    March 8, 2001
----------------------------------------
George W. Dunbar, Jr.

/s/ Christopher S. Henney                  Director                                           March 8, 2001
----------------------------------------
Christopher S. Henney, Ph.d., D.Sc.

/s/ Robert E. Ivy                          Director, Co-Chairman of the Board of Directors    March 8, 2001
----------------------------------------
Robert E. Ivy

/s/ Dwight Winstead                        Director                                           March 8, 2001
----------------------------------------
Dwight Winstead

          Exhibit
          Number             Description
          -------            -----------

            4.1               Sonus Pharmaceuticals, Inc. 2000 Stock Incentive
                              Plan (the "2000 Plan") (incorporated by reference to Exhibit 10.41 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

            4.2               Form of Stock Option Agreement pertaining to the
                              2000 Plan (incorporated by reference to Exhibit
                              10.42 to the Company's Quarterly Report on Form
                              10-Q for the quarter ended June 30, 2000).

            4.3 Form of Restricted Stock Purchase Agreement pertaining to the 2000 Plan (incorporated by reference to Exhibit 4.6 to the Company's
                              Registration Statement on Form S-8 for November
                              14, 2000).

            5.1               Opinion of Stradling, Yocca, Carlson & Rauth, a
                              Professional Corporation, Counsel to the
                              Registrant.

            23.1              Consent of Stradling Yocca Carlson & Rauth, a
                              Professional Corporation (included in the Opinion filed as Exhibit 5.1).

            23.2              Consent of Ernst & Young LLP, Independent
                              Auditors.

            24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).